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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           ALAMOSA PCS HOLDINGS, INC.
           (and certian subsidiaries identified in footnote 1 below)
             (Exact name of registrant as specified in its charter)


                          DELAWARE                                                75-2843707
           (State of incorporation or organization)                   (I.R.S. Employer Identification No.)


            4403 BROWNFIELD HIGHWAY, LUBBOCK, TEXAS                                   79407
           (Address of principal executive offices)                                (Zip Code)
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        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered:               each class is to be registered:

     SENIOR DISCOUNT NOTES DUE 2010           AMERICAN STOCK EXCHANGE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates:
                                   333 - 93499

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE



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(1) The following direct and indirect subsidiaries of Alamosa PCS Holdings, Inc.
    are Co-Registrants (the "Guarantors"), each of which is organized in the state indicated below and has the I.R.S. Employer Identification Number indicated: Alamosa PCS, Inc, a Delaware corporation (74-2938804), Alamosa
    Wisconsin GP, LLC, a Wisconsin limited liability company (75-2775324),
    Alamosa Wisconsin Limited Partnership, a Wisconsin limited partnership
    (74-2938839), Alamosa Delaware GP, LLC, a Delaware limited liability company (75-2775324) and Texas Telecommunications, LP, a Texas limited partnership (75-2851320).

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ITEM 1.           DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         A description of the Senior Discount Notes due 2010 and the related guarantees thereto of the Registrants will be set forth under the caption
"Description of Notes" in the prospectus to be filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such prospectus will constitute a part of the Registration Statement on Form S-1, as amended
(File No. 333-93499), and shall be incorporated herein by reference.

ITEM 2.           EXHIBITS.

         Not Applicable.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                          Alamosa PCS Holdings, Inc.



Date:  January 31, 2000                   By: /s/ DAVID E. SHARBUTT
                                              ----------------------------------
                                              David E. Sharbutt
                                              Chief Executive Officer

                                          ALAMOSA PCS, INC.

                                          By: /s/ DAVID E. SHARBUTT
                                              ----------------------------------
                                              David E. Sharbutt
                                              President

                                          ALAMOSA WISCONSIN GP, LLC

                                          By: /s/ DAVID E. SHARBUTT
                                              ----------------------------------
                                              David E. Sharbutt
                                              President

                                          ALAMOSA WISCONSIN LIMITED PARTNERSHIP

                                          By: ALAMOSA WISCONSIN GP, LLC

                                              By: /s/ DAVID E. SHARBUTT
                                                  ------------------------------
                                                  David E. Sharbutt
                                                  President


                                          ALAMOSA DELAWARE GP, LLC

                                          By: /s/ DAVID E. SHARBUTT
                                              ----------------------------------
                                              David E. Sharbutt
                                              President


                                          TEXAS TELECOMMUNICATIONS, LP.

                                          By: ALAMOSA DELAWARE GP, LLC

                                              By: /s/ DAVID E. SHARBUTT
                                                  ------------------------------
                                                  David E. Sharbutt
                                                  President


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